CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated February 18, 2011, on the financial statements and financial highlights of the USAA S&P 500 Index Fund, the USAA NASDAQ 100 Index Fund, the USAA Global Opportunities Fund, the USAA Target Retirement Income Fund, the USAA Target Retirement 2020 Fund, the USAA Target Retirement 2030 Fund, the USAA Target Retirement 2040 Fund, the USAA Target Retirement 2050 Fund, the USAA Ultra Short-Term Bond Fund, and the USAA Real Return Fund, our report dated February 23, 2011, on the financial statements and financial highlights of the USAA Total Return Strategy Fund, and our report dated February 28, 2011, on the financial statements and financial highlights of the USAA Extended Market Index Fund as of and for the period ended December 31, 2010 in the Post-Effective Amendment Number 63 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
April 29, 2011